Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147682) and the Registration Statements on Form F-3 (Nos. 333-174221, 333-175685, 333-178620 and 333-183225) of Teekay Offshore Partners L.P. of our report dated March 30, 2012 relating to the financial statements of Piranema Production Group, which appears in the Current Report on Form 6-K of Teekay Offshore Partners L.P. dated September 11, 2012.

/s/ PricewaterhouseCoopers AS

Stavanger, Norway

September 11, 2012